Exhibit 99.1 NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Darrow Associates, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the Third Quarter 2013

Reports Strong Earnings Growth Driven by Increased Revenue Combined With Lower Operating Expenses

SAN ANTONIO, Texas — November 12, 2013 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for the three and nine month periods ended September 30, 2013.

Revenue for the three months ended September 30, 2013, was $6.3 million, a 3% increase over revenue of $6.1 million for the three months ended September 30, 2012.  Revenue for the nine months ended September 30, 2013 was $18.1 million, a 5% increase over revenue of $17.2 million for the nine months ended September 30, 2012.

The Company’s deferred revenue, which the Company believes can be an indicator of future revenue trends, grew to $10.7 million at September 30, 2013, compared to $9.8 million at September 30, 2012, a 9.2% increase.

For the three months ended September 30, 2013, the Company had net income of $2.3 million or $0.12 per share, compared to a net loss of $2.7 million, or ($0.15) per share, for the three months ended September 30, 2012.  For the nine months ended September 30, 2013, the Company had net income of $3.2 million, or $0.17 per share, compared to a net loss of $3.1 million, or ($0.17) per share for the nine months ended September 30, 2012.

Adjusted EBITDA Excluding Infrequent Items was $1.9 million for the three months ended September 30, 2013, compared to $1.1 million for the three months ended September 30, 2012, and was $4.1 million for the nine months ended September 30, 2013, compared to $1.7 for the nine months ended September 30, 2012.  Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and has limitations as an analytical tools and when assessing the Company’s operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Net cash provided by operating activities was $3.8 million for the nine months ended September 30, 2013.  This cash flow performance allowed the Company to end the quarter with over $9.8 million of cash and $3.1 million of long term investments.

 “Our third quarter results continue the year-long trend toward greater profitability and position us for further growth,” said James Bindseil, interim president of Globalscape.  “Our revenue and deferred revenue continue their consistent pattern of growth between comparable periods, which reflects ongoing customer satisfaction with our solutions. While we intend to remain focused on customer satisfaction, we will also be enhancing our position through marketing growth, competitive displacements, and continued evolution of our products to further enhance our market leadership position.”

Conference Call November 12, 2013 at 4:30 p.m. ET

Globalscape management will hold a conference call Tuesday, November 12, 2013 to discuss financial results for the third quarter of 2013 and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wanting to join should dial 1-877-941-4775 and use Conference ID # 4647703. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through December 12, 2013.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.

Summary Financial Data

GlobalSCAPE, Inc.
Statements of Operations
(Unaudited)
(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Operating Revenues:
Software license	$2,103	$2,528	$5,966	$7,424
Maintenance and support	3,478	3,054	10,128	8,294
Professional services	412	274	1,237	1,013
Others	344	222	811	442
Total Revenues	6,337	6,078	18,142	17,173
Operating Expenses:
Cost of revenues	250	331	782	962
Selling, general and administrative expenses	3,492	4,136	11,137	12,532
Research and development expenses	923	822	2,653	2,660
TappIn intangible asset impairment and earnout liability elimination	(128)	-	(128)	-
Affiliated entity asset impairment	-	3,264	-	3,264
Depreciation and amortization	265	314	787	951
Total operating expenses	4,802	8,867	15,231	20,369
Income (loss) from operations	1,535	(2,789)	2,911	(3,196)
Other income (expense), net	(39)	(11)	(130)	(138)
Income (loss) before income taxes	1,496	(2,800)	2,781	(3,334)
Provision (benefit) for income taxes	(791)	(86)	(404)	(227)
Net income (loss)	$2,287	$(2,714)	$3,185	$(3,107)
Comprehensive income (loss)	$2,287	$(2,714)	$3,185	$(3,107)

Net income (loss) per common share - basic	$0.12	$(0.15)	$0.17	$(0.17)
Net income (loss) per common share - diluted	$0.12	$(0.15)	$0.17	$(0.17)
Average shares outstanding:
Basic	18,761	18,398	18,570	18,336
Diluted	19,158	18,398	19,001	18,336

GlobalSCAPE, Inc.
Balance Sheets
(Unaudited)
In thousands except per share amounts.

	September 30,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$9,757	$8,079
Accounts receivable (net of allowance for doubtful accounts of $155 and $171 on September 30, 2013 and December 31, 2012 respectively)	3,572	3,350
Income tax receivable	-	-
Current deferred tax assets	123	177
Prepaid expenses	418	426
Total current assets	13,870	12,032

Fixed assets, net	739	900
Investment in certificate of deposit	3,107	3,060
Intangible assets, net	867	4,308
Goodwill	12,712	12,712
Deferred tax asset	1,619	535
Other assets	103	41
Total assets	$33,017	$33,588

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$426	$432
Accrued expenses	1,204	1,353
Deferred revenue	9,134	8,293
Income taxes payable	22	46
TappIn earn out, current portion	-	500
Long term debt, current portion	1,381	1,335
Total current liabilities	12,167	11,959

Deferred revenue, non-current portion	1,587	1,480
TappIn earn out, non-current portion	-	3,694
Long-term debt. non-current portion	3,344	4,389
Other long term liabilities	60	62

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 19,184,197 and 18,846,547 issued September 30, 2013 and December 31, 2012	19	19
Additional paid-in capital	15,105	14,435
Treasury stock, 403,581 shares, at cost, at September 30, 2013 and December 31, 2012.	(1,452)	(1,452)
Retained earnings	2,187	(998)
Total stockholders’ equity	15,859	12,004
Total liabilities and stockholders’ equity	$33,017	$33,588

GlobalSCAPE, Inc.
Statements of Cash Flows
(Unaudited)
(in thousands)

	For the nine months ended September 30,
	2013	2012
Operating Activities:
Net income (loss)	$3,185	$(3,107)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	787	951
Stock-based compensation	522	711
Deferred taxes	(1,030)	(341)
Bad debt expense (recoveries)	29	(55)
Net tax effect of stock option and restricted stock activity	83	2
TappIn intangible asset impairment and earnout liability elimination	(128)	-
Affiliated entity asset impairment	-	3,264
Other	-	40
Subtotal before changes in operating assets and liabilities	3,448	1,465
Changes in operating assets and liabilities:
Accounts receivable	(251)	314
CoreTrace receivable	-	(150)
Prepaid expenses	8	(65)
Income tax receivable and payable	(107)	(178)
Other assets	(62)	(11)
Accounts payable	(6)	(239)
Accrued expenses	(149)	(202)
Deferred revenues	948	1,926
Other long-term liabilities	(2)	6
Net cash provided by (used for) operating activities	3,827	2,866
Investing Activities:
Purchase of property and equipment	(65)	(210)
Software development costs	(686)	(313)
TappIn, Inc, earnout liability paid	(500)	-
Interest reinvested in certificate of deposit	(47)	(45)
Net cash provided by (used for) investing activities	(1,298)	(568)
Financing Activities:
Proceeds from exercise of stock options	231	48
Net tax effect of stock option and restricted stock activity	(83)	(2)
Notes payable principle payments	(999)	(952)
Net cash provided by (used for) financing activities	(851)	(906)
Net increase (decrease) in cash	1,678	1,392
Cash at beginning of period	8,079	8,861
Cash at end of period	$9,757	$10,253

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest on notes payable	$182	$248
Income taxes	$731	$271

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss)	2,287	(2,714)	3,185	(3,107)
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Income tax expense	(791)	(86)	(404)	(227)
Other expense	39	11	130	138
Depreciation and amortization	265	314	787	951
Stock-based compensation expense	225	283	522	711
Infrequent item:
TappIn intangible asset impairment and earnout liability elimination	(128)	-	(128)	-
Affiliated entity asset impairment	-	3,264	-	3,264

Adjusted EBITDA excluding infrequent items	$1,897	$1,072	$4,092	$1,730

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income.  Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.